Exhibit 10.4

SYSCO CORPORATION

MANAGEMENT SAVINGS PLAN

Effective: November 13, 2012

SYSCO CORPORATION

MANAGEMENT SAVINGS PLAN

TABLE OF CONTENTS

		Page

ARTICLE I – DEFINITIONS.................................................................................................................................................................		2

ARTICLE II – ELIGIBILITY AND FROZEN PARTICIPANTS................................................................................................		9
2.1	Eligibility........................................................................................................................................................................................	9
2.2	Frozen Participants...................................................................................................................................................................	9
2.3	Benefits Upon Re-employment..........................................................................................................................................	9

ARTICLE III – PARTICIPANT DEFERRALS AND COMPANY CONTRIBUTIONS....................................................		10
3.1	Salary Deferral Election.........................................................................................................................................................	10
3.2	Bonus Deferral Election.........................................................................................................................................................	10
3.3	Additional Rules and Procedures.......................................................................................................................................	11
3.4	Cancellation of Salary Deferral Election upon the Occurrence of an Unforseeable Emergency.......	11

ARTICLE IV – ACCOUNT.....................................................................................................................................................................		12
4.1	Definitions....................................................................................................................................................................................	12
4.2	Company Match........................................................................................................................................................................	12
4.3	Nonelective Contribution.......................................................................................................................................................	13
4.4	Pension Transition Contribution..........................................................................................................................................	13
4.5	SERP Transition Contribution..............................................................................................................................................	13
4.6	MIPRP Transition Contribution............................................................................................................................................	14
4.7	Discretionary Company Contribution..............................................................................................................................	15

ARTICLE V – ACCOUNT.......................................................................................................................................................................		16
5.1	Establishing a Participant’s Account................................................................................................................................	16
5.2	Credit of the Participant’s Salary Deferrals.................................................................................................................	16
5.3	Credit of the Company Contributions.............................................................................................................................	16
5.4	Deemed Investment of Deferrals.....................................................................................................................................	16
5.5	Procedure to Credit or Debit Interest, Earnings or Losses Upon an Event of Distribution....................	17

ARTICLE VI - VESTING.......................................................................................................................................................................		18
6.1	Deferrals.......................................................................................................................................................................................	18
6.2	Company Match........................................................................................................................................................................	18
6.3	Nonelective Contribution, Pension Transition Contribution, SERP Transition Contribution, and	18
	MIPRP Transition Contribution............................................................................................................................................
6.4	Forfeiture of Vested Company Contributions.............................................................................................................	18

ARTICLE VII - DISTRIBUTIONS......................................................................................................................................................		19
7.1	Death............................................................................................................................................................................................	19
7.2	Disability.......................................................................................................................................................................................	19
7.3	Retirement....................................................................................................................................................................................	19
7.4	Distributions Upon Termination...........................................................................................................................................	19
7.5	In-Service Distributions..........................................................................................................................................................	19
7.6	Distribution Elections for Deferrals..................................................................................................................................	19
7.7	Forfeiture For Cause...............................................................................................................................................................	21
7.8	Forfeiture for Competition....................................................................................................................................................	22
7.9	Hardship Withdrawals..............................................................................................................................................................	23
7.10	Payments Upon Income Inclusion Under Section 409A.........................................................................................	23
7.11	Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments.....	24

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7.12	Responsibility for Distributions and Withholding of Taxes....................................................................................	24

ARTICLE VIII – ADMINISTRATION..................................................................................................................................................		25
8.1	Administrative Committee Appointment.........................................................................................................................	25
8.2	Administrative Committee Organization and Voting..................................................................................................	25
8.3	Powers of the Administrative Committee......................................................................................................................	25
8.4	Committee Discretion.............................................................................................................................................................	25
8.5	Reimbursement of Expenses..............................................................................................................................................	26
8.6	Indemnification...........................................................................................................................................................................	26
8.7	Claims Procedure......................................................................................................................................................................	26
8.8	Delegation of Authority by the Compensation Committee...................................................................................	27
8.9	Compensation Committee Decisions..............................................................................................................................	27

ARTICLE IX - ADOPTION BY SUBSIDIARIES...........................................................................................................................		28
9.1	Procedure for and Status After Adoption.......................................................................................................................	28
9.2	Termination of Participation By Adopting Subsidiary...............................................................................................	28

ARTICLE X - AMENDMENT AND/OR TERMINATION.............................................................................................................		29
10.1	Amendment or Termination of the Plan..........................................................................................................................	29
10.2	No Retroactive Effect on Awarded Benefits...............................................................................................................	29
10.3	Effect of Termination..............................................................................................................................................................	29

ARTICLE XI – FUNDING.......................................................................................................................................................................		30
11.1	Payments Under This Plan are the Obligation of the Company.........................................................................	30
11.2	Plan May Be Funded Through the Trust.........................................................................................................................	30
11.3	Reversion of Excess Assets..............................................................................................................................................	30
11.4	Participants Must Rely Only on General Credit of the Company......................................................................	30

ARTICLE XII – MISCELLANEOUS....................................................................................................................................................		31
12.1	Limitation of Rights..................................................................................................................................................................	31
12.2	Distributions to Incompetents or Minors.........................................................................................................................	31
12.3	Non-alienation of Benefits....................................................................................................................................................	31
12.4	Reliance Upon Information...................................................................................................................................................	31
12.5	Severability..................................................................................................................................................................................	31
12.6	Notice.............................................................................................................................................................................................	31
12.7	Gender and Number.................................................................................................................................................................	32
12.8	Governing Law............................................................................................................................................................................	32
12.9	Effective Date...........................................................................................................................................................................	32
12.10	Compliance with Section 409A of the Code.................................................................................................................	32

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SYSCO CORPORATION

MANAGEMENT SAVINGS PLAN

WHEREAS,  the Board of Directors of Sysco Corporation (“Sysco”), upon recommendation by the Compensation Committee of the Board of Directors of Sysco Corporation, has determined that it is in the best interest of Sysco to adopt the Sysco Corporation Management Savings Plan, an unfunded plan of deferred compensation for eligible employees who are part of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA (and therefore exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan and eligible for the alternative method of compliance for reporting and disclosure which is available for such plans),  to provide certain highly compensated management personnel a supplement to their retirement pay so as to retain their loyalty and to offer them a further incentive to maintain and increase their standard of performance.

NOW, THEREFORE, Sysco hereby adopts the Sysco Corporation Management Savings Plan, effective as of November 13, 2012, as follows:

ARTICLE I

DEFINITIONS

401(k) Match.  “401(k) Match” shall have the meaning set forth in Section 4.1(a).

401(k) Nonelective Contribution.“401(k) Nonelective Contribution” shall have the meaning set forth in Section 4.1(b).

401(k) Pension Transition Contribution.  “401(k) Pension Transition Contribution” shall have the meaning set forth in Section 4.1(c).

401(k) Plan. “401(k) Plan” means the Sysco Corporation Employees’ 401(k) Plan, as it may be amended from time to time, any successor plan, and, at the discretion of the Compensation Committee, any other similar plan of Sysco.

401(k) Plan Deferrals. “401(k) Plan Deferrals” shall have the meaning set forth in Section 4.1(d).

Account.  “Account” means a Participant’s account in the Deferred Compensation Ledger maintained by the Administrative Committee which reflects the entire interest of the Participant in the Plan, as adjusted herein for deemed Investment earnings and losses. A Participant’s Account shall be comprised of, if applicable, such Participant’s Termination/Retirement Account and In-Service Account(s).

Active Participant. “Active Participant” means a Participant in the employ of the Company who is not a Frozen Participant.

Administrative Committee.  “Administrative Committee” means the persons who are from time to time serving as members of the committee administering this Plan.

Affiliate.  “Affiliate” means any entity with respect to which Sysco beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.

Beneficiary.  “Beneficiary” means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

Board of Directors.  “Board of Directors” means the Board of Directors of Sysco.

Bonus.  “Bonus” means a bonus awarded or to be awarded to the Participant under the Management Incentive Plan, or any bonus awarded or to be awarded to a Participant as a substitute for or in lieu of such bonus for a Fiscal Year (including any amounts paid as a substitute for or in lieu of such bonus pursuant to a severance agreement or other arrangement providing for post-retirement benefits), or such other annual incentive bonus determined by the Compensation Committee in its sole discretion.    Notwithstanding the foregoing, any portion of the Bonus awarded or to be awarded to a Participant with respect to services performed in those foreign jurisdiction(s) determined by the Administrative Committee and set forth on Exhibit “B”, attached hereto, shall, to the extent determined by the Administrative Committee, be excluded from the definition of Bonus (any such exclusion shall be determined on the basis of the number of days such Participant performed services in such foreign jurisdiction); provided that, for purposes of determining the portion of the Bonus that is subject to a Bonus Deferral Election, only compensation with respect to services performed in those foreign jurisdictions set forth on Exhibit “B”, attached hereto, prior to the time such Bonus Deferral Election becomes irrevocable, shall be excluded.

Bonus Deferral.  “Bonus Deferral” shall have the meaning set forth in Section 3.2.

Bonus Deferral Election. “Bonus Deferral Election” shall have the meaning set forth in Section 3.2.

Business Day.  “Business Day” means during regular business hours of any day on which the New York Stock Exchange is open for trading.

2

Change of Control.  “Change of Control” means the occurrence of one or more of the following events:

(a)                    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Securities Act) of 20% or more of either (i) the then-outstanding shares of Sysco common stock (the “Outstanding Sysco Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of Sysco entitled to vote generally in the election of directors (the “Outstanding Sysco Voting Securities”); provided, however, that the following acquisitions shall not constitute a  Change of Control:  (1) any acquisition directly from Sysco, (2) any acquisition by Sysco, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sysco or any Affiliate, or (4) any acquisition by any corporation; pursuant to a transaction that complies with subparagraphs (c)(i), (c)(ii) and (c)(iii) of this definition;

(b)                    Individuals who, as of July 1, 2012, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to July 1, 2012 whose election, or nomination for election by Sysco’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c)                    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sysco or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of Sysco, or the acquisition of assets or stock of another entity by Sysco or any of its Affiliates (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sysco or all or substantially all of Sysco’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sysco or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d)                    Approval by the stockholders of Sysco of a complete liquidation or dissolution of Sysco.

Change of Control Period. “Change of Control Period” shall have the meaning set forth in Section 7.7(d).

Claimant.  “Claimant” shall have the meaning set forth in Section 8.7.

Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Combined Deferral Percentage.  “Combined Deferral Percentage” shall have the meaning set forth in Section 4.1(e).

Company.  “Company” means Sysco and any Subsidiary that has adopted the Plan with the approval of the Administrative Committee, pursuant to Section 9.1.

Company Contributions. “Company Contributions” shall mean the Company Match, the Nonelective Contribution, the Pension Transition Contribution, the SERP Transition Contribution, and the MIPRP Transition Contribution.

Company Match.  “Company Match” shall have the meaning set forth in Section 4.2.

Compensation Committee.  “Compensation Committee” means the Compensation Committee of the Board of Directors of Sysco.

Default Distribution Option.  “Default Distribution Option” shall have the meaning set forth in Section 7.6(c)(iv).

Default Investment. “Default Investment” means Moody’s,  or such other Investment as may be designated by the Administrative Committee as the “Default Investment” on Exhibit “A”, attached hereto.

Deferral.  “Deferral” shall mean a Bonus Deferral, a Salary Deferral, or both.

Deferral Election.  “Deferral Election” shall mean a Bonus Deferral Election, a Salary Deferral Election or both.

Deferred Compensation Ledger. “Deferred Compensation Ledger” means the ledger maintained by the Administrative Committee for each Participant which reflects the amount of the Participant’s Deferrals, Company Contributions, credits and debits for deemed Investment earnings and losses credited pursuant to Article V, and amounts distributed to the Participant or the Participant’s Beneficiaries pursuant to Article VII.

Disability.  “Disability” means that a Participant has been determined by the Social Security Administration to be totally disabled.

EDCP.  “EDCP” means the Sixth Amended and Restated Sysco Corporation Executive Deferred Compensation Plan, as it may be amended from time to time, any successor plan, and, at the discretion of the Compensation Committee, any other similar plan of Sysco.

Eligibility Date. “Eligibility Date” means the date as of which an employee of a Company is first eligible to participate in the Plan. An employee shall be notified of the employee’s Eligibility Date by the Administrative Committee or its designee.

Eligible Pay. “Eligible Pay” shall have the meaning set forth in Section 4.1(f).

Executive Officer.  “Executive Officer” means each of Sysco’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice Presidents, Senior Vice Presidents or any other officers designated as “officers” for purposes of Section 16 of the Securities Act.

Executive Retirement Plans. “Executive Retirement Plans” means, collectively, this Plan, the SERP, the MIPRP, the EDCP and the Sysco Corporation Canadian Executive Capital Accumulation Plan, and such other non-qualified deferred compensation arrangements sponsored by Sysco or a Subsidiary as determined by the Compensation Committee.

Fair Market Value.  “Fair Market Value” means, with respect to any Investment, the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and in the case of an unlisted security, the mean between the bid and asked prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices on the nearest preceding day for which such prices are available.  With respect to any Investment which reports “net asset values” or similar measures of the value of an ownership interest in the Investment, Fair Market Value shall mean such closing net asset value on the date of reference, or if no net asset value was reported on such date, then the net asset value on the nearest preceding day on which such net asset value was reported.  For any Investment not described in the preceding sentences, Fair Market Value shall mean the value of the Investment as determined by the Administrative Committee in its reasonable judgment on a consistent basis, based upon such available and relevant information as the Administrative Committee determines to be appropriate.

Fiscal Year.  “Fiscal Year” means the fiscal year of Sysco. Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.

Frozen Participant. “Frozen Participant” shall have the meaning set forth in Section 2.2.

In-Service Account.  “In-Service Account” means a separate recordkeeping account under a Participant’s Account that is created when a Participant elects an In-Service Distribution Date with respect to amounts deferred hereunder.

In-Service Distribution.  “In-Service Distribution” means a payment to the Participant following the occurrence of an In-Service Distribution Date of the amount represented by the balance in the In-Service Account with respect to such In-Service Distribution Date.

In-Service Distribution Date.  “In-Service Distribution Date” means March 1st of the calendar year selected by the Participant during which the Participant’s applicable In-Service Account shall be paid.

In-Service Distribution Election.  “In-Service Distribution Election” shall have the meaning set forth in Section 7.6(a)(ii).

Installment Distribution Option. “Installment Distribution Option” shall have the meaning set forth in Section 7.6(c)(i).

Investment.  “Investment” means the options set forth in Exhibit “A” attached hereto, as the same may be amended from time to time by the Administrative Committee in its sole and absolute discretion.

Lump Sum Distribution Option.  “Lump Sum Distribution Option” shall have the meaning set forth in Section 7.6(c)(ii).

Management Incentive Plan.  “Management Incentive Plan” means the Sysco Corporation 2009 Management Incentive Plan, as it may be amended from time to time, any successor plan, and, at the discretion of the Compensation Committee, any other management incentive plan of Sysco.

MIP Participation. “MIP Participation” shall have the meaning set forth in Section 4.1(g).

MIPRP. “MIPRP” means the Sysco Corporation MIP Retirement Program set forth in Appendix I to the Tenth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time.

MIPRP Transition Contribution. “MIPRP Transition Contribution” shall have the meaning set forth in Section 4.6(a).

Moody’s.  “Moody’s” means a hypothetical investment with a per annum investment return, for a Plan Year, equal to the monthly average of the Moody’s Average Corporate Bond Yield (determined by dividing the sum of the Corporate Bond Yield Averages for each month, as published in Moody’s Bond Survey, by the number of months in the applicable calculation period) for either the (i) six-month period ending on October 31st of the calendar year preceding the Plan Year or (ii) the twelve-month period ending on October 31st of the calendar year preceding the Plan Year, whichever produces the higher rate. Moody’s shall be re-determined annually as of November 1st of the calendar year prior to the Plan Year for which such rate shall be effective. Moody’s shall be effective as of January 1st of the Plan Year and shall remain in effect for the entire Plan Year.  Earnings on the portion of a Participant’s Account invested in Moody’s shall be compounded annually, but credited on a daily basis.

Nonelective Contribution.  “Nonelective Contribution” shall have the meaning set forth in Section 4.3.

Participant.  “Participant” means an employee of a Company who becomes eligible for or is participating in the Plan, and any other current or former employee of Sysco or a Subsidiary who has an Account in the Deferred Compensation Ledger.

Pension Plan.  “Pension Plan” means the Sysco Corporation Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Code, as it may be amended from time to time, any successor plan, and, at the discretion of the Compensation Committee, any other similar plan of Sysco.

Pension Transition Contribution. “Pension Transition Contribution” shall have the meaning set forth in Section 4.4.

Performance Based Compensation.  “Performance Based Compensation” means compensation that is based on services performed over a period of at least twelve (12) months to the extent it is contingent on satisfaction of pre-established performance criteria and not readily ascertainable at the time of the Participant’s deferral election, as determined by the Administrative Committee in accordance with Section 409A.

Plan.  “Plan” means the Sysco Corporation Management Savings Plan, as set forth in this document as it may be amended from time to time.

Plan Year.  “Plan Year” means the calendar year.

Retirement. “Retirement” means a Separation from Service by a Participant from Sysco and its  Subsidiaries for any reason other than death or Disability on or after the earlier of (A) the date the Participant attains age sixty-five (65), or (B) the date that the Participant has attained age fifty-five (55) and has at least ten (10) years of Sysco Service.

Salary Compensation. “Salary Compensation” means any base salary which is otherwise payable to a Participant in cash by the Company in any Plan Year or deferred by the Participant under any of the following: (i) the 401(k) Plan, (ii) the Section 125 Cafeteria Plan, (iii) this Plan; and (iv) the EDCP.  Notwithstanding the foregoing, any base salary paid or payable to a Participant with respect to services performed in those foreign jurisdiction(s) determined by the Administrative Committee and set forth on Exhibit “B”, attached hereto, shall, to the extent determined by the Administrative Committee, be excluded from the definition of Salary Compensation  (any such exclusion shall be determined on the basis of the number of days such Participant performed services in such foreign jurisdiction, including Canada);  provided that, for purposes of determining the amount of Salary Compensation that is subject to a Salary Deferral Election, only compensation with respect to services performed in those foreign jurisdictions set forth on Exhibit “B”, attached hereto, prior to the time such Salary Deferral Election becomes irrevocable shall be excluded.

Salary Deferral.  “Salary Deferral” shall have the meaning set forth in Section 3.1.

Salary Deferral Election.  “Salary Deferral Election” shall have the meaning set forth in Section 3.1.

Section 125 Cafeteria Plan.  “Section 125 Cafeteria Plan” means the Sysco Corporation Pretax Premium and Reimbursement Account Plan, a “cafeteria plan” qualified under Section 125 of the Code, any successor plan thereto and any other such plan maintained by Sysco or a Subsidiary.

Section 409A.  “Section 409A” means Section 409A of the Code. References herein to “Section 409A” shall also include any regulatory and other interpretive guidance promulgated by the Treasury Department, including the Treasury Regulations, or the Internal Revenue Service under Section 409A of the Code.

Securities Act.  “Securities Act” means the Securities Exchange Act of 1934, as amended from time to time.

Separation from Service.  “Separation from Service” means a “separation from service” within the meaning of Section 409A. A Participant shall be presumed to have experienced a “separation from service” as a result of a termination of employment if the level of bona fide services performed by the Participant for Sysco or a Subsidiary decreases to a level equal to twenty-five percent (25%) or less of the average level of services performed by the Participant during the immediately preceding thirty-six (36) month period, taking into account any periods of performance excluded by the Treasury Regulations.

SERP.            “SERP” means the Tenth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time, any successor plan, and, at the discretion of the Compensation Committee, any other similar plan of Sysco.

SERP Transition Contribution. “SERP Transition Contribution” shall have the meaning set forth in Section 4.5.

Specified Employee.  “Specified Employee” means a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code. By way of clarification, “specified employee” means a “key employee” (as defined in Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code) of the Company.  A Participant shall be treated as a key employee if the Participant meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on an Identification Date.  If a Participant is a key employee as of an Identification Date, the Participant shall be treated as a Specified Employee for the twelve (12) month period beginning on the first day of the fourth month following such Identification Date.  For purposes of any “Specified Employee” determination hereunder, the “Identification Date” shall mean the last day of the Plan Year. The Administrative Committee may in its discretion amend the Plan to change the Identification Date, provided that any change to the Plan’s Identification Date shall not take effect for at least twelve (12) months after the date of the Plan amendment authorizing such change.

Subsidiary. “Subsidiary” means (a) any corporation which is a member of a “controlled group of corporations” which includes Sysco, as defined in Code Section 414(b), (b) any trade or business under “common control” with Sysco, as defined in Code Section 414(c), (c) any organization which is a member of an “affiliated service group” which includes Sysco, as defined in Code Section 414(m), (d) any other entity required to be aggregated with Sysco pursuant to Code Section 414(o), and (e) any other organization or employment location designated as a “Subsidiary” by resolution of the Board of Directors or by the Administrative Committee for purposes of this Plan.

Sysco.  “Sysco” means Sysco Corporation, the sponsor of this Plan.

Sysco Service.  “Sysco Service” means service with Sysco or a Subsidiary for which the Participant is awarded “Active Service” for vesting purposes under the 401(k) Plan or would be awarded “Active Service” for vesting purposes under the 401(k) Plan if the Participant participated in the 401(k) Plan.  For ease of reference, “Active Service” under the 401(k) Plan generally includes pre-acquisition service.

Termination.  “Termination” means a  Separation from Service from Sysco and its Subsidiaries, voluntarily or involuntarily, for any reason other than Retirement, death or Disability.

Termination/Retirement Account.  “Termination/Retirement Account” means that portion of a Participant’s Account that has not been allocated to In-Service Accounts.

Treasury Regulations.  “Treasury Regulations” means the Federal Income Tax Regulations, and to the extent applicable any Temporary or Proposed Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Trust. “Trust” means the trust established pursuant to the Trust Agreement.

Trust Agreement.  “Trust Agreement” means the Third Amended and Restated Grantor Trust under the Sysco Corporation Executive Deferred Compensation Plan, as it may be further amended and/or restated from time to time.

Trustee. “Trustee” means the trustee as defined in the Trust Agreement.

Total Payments.  “Total Payments” means all payments or benefits, including any accelerated vesting or payment of such benefits, received or to be received by a Participant in connection with a “change of control” (within the meaning of Section 280G of the Code) of Sysco under the terms of the Executive Retirement Plans or any other non-qualified deferred compensation arrangement sponsored by Sysco or any Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary) and in connection with a change of control of Sysco under the terms of any stock incentive plan, mid-term or long-term incentive cash plan, or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change of control or any person affiliated with the Company or who, as a result of the completion of transactions causing a change of control, become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.

Unforeseeable Emergency.  “Unforeseeable Emergency” shall have the meaning set forth in Section 7.9.

ARTICLE II

ELIGIBILITY AND FROZEN PARTICIPANTS

2.1            Eligibility.  All participants in the Management Incentive Plan other than those participants in the Management Incentive Plan who are employed by a Subsidiary with operations primarily in those foreign jurisdiction(s) determined by the Administrative Committee and set forth in  Exhibit “B”, attached hereto,  shall be eligible to participate in this Plan.  The Compensation Committee, Sysco’s Chief Executive Officer, or Sysco’s Chief Operating Officer also shall have the discretion to designate any employee of Sysco or a Subsidiary, other than an employee of a Subsidiary with operations primarily in those foreign jurisdiction(s) determined by the Administrative Committee and set forth in  Exhibit “B”, attached hereto,  who is part of  “a select group of management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, as eligible to participate in this Plan. However, the Compensation Committee, Sysco’s Chief Executive Officer, or Sysco’s Chief Operating Officer, retains the right to establish such additional eligibility requirements for participation in this Plan as it/he may determine is appropriate or necessary from time to time and has the right to determine, in its/his sole discretion, that any one or more persons who meet the eligibility requirements shall not be eligible to participate for one or more Plan Years beginning after the date they are notified of this decision by the Administrative Committee.

2.2            Frozen Participants.  An Active Participant shall have his participation frozen (a “Frozen Participant”) as of the earliest of the date (i) he ceases to be a participant in the Management Incentive Plan or otherwise fails to meet the eligibility requirements established by the Compensation Committee, Sysco’s Chief Executive Officer, or Sysco’s Chief Operating Officer under the second sentence of Section 2.1, (ii)  he transfers from the Company to a non-participating Subsidiary, including a Subsidiary with operations primarily in those foreign jurisdiction(s) determined by the Administrative Committee and set forth in  Exhibit “B”, attached hereto, or otherwise becomes employed by a non-participating Subsidiary by reason of Section 9.2, or (iii) the Compensation Committee, Sysco’s Chief Executive Officer, or Sysco’s Chief Operating Officer exercises its/his discretion under the last sentence of Section 2.1 to exclude such Participant from participating in the Plan. A Frozen Participant’s Deferral Elections for the Fiscal Year (for Bonus Deferrals) or the Plan Year (for Salary Deferrals) shall remain in effect until the end of the Fiscal Year or Plan Year, as applicable, in which such Participant becomes a Frozen Participant.  A Frozen Participant shall not be eligible to make Deferral Elections until such time as he again becomes eligible to participate in the Plan, at which time any subsequent Deferral Elections shall be subject to the rules of Sections 3.1 or 3.2, as applicable.

2.3            Benefits Upon Re-employment.  If a Participant, who as a result of his Disability, Retirement or Termination is receiving or is eligible to receive a distribution of his Account pursuant to Sections 7.2, 7.3, or 7.4, is subsequently re-employed by the Company, distributions shall commence as provided in Sections 7.2, 7.3, or 7.4 without regard to his re-employment, or in the case of a Participant receiving installment payments pursuant to Sections 7.2 or 7.3 as of his re-employment date, such payments shall continue unchanged.  A separate Account shall be established by the Administrative Committee to account for Deferrals and Company Contributions credited on behalf of the Participant, if any, following such Participant’s re-employment.

ARTICLE III

PARTICIPANT DEFERRALS

3.1            Salary Deferral Election.   For calendar years commencing on or after January 1, 2013, a Participant may elect to defer under this Plan up to fifty percent (50%) of the Salary Compensation otherwise payable to the Participant by the Company for a Plan Year  (each such election, a “Salary Deferral Election”), which percentage shall be designated by the Participant pursuant to such form (which may be electronic) as approved by the Administrative Committee for this purpose (any such amount so deferred, a “Salary Deferral”). To make a Salary Deferral Election, a Participant must complete, execute and file with the Administrative Committee a Salary Deferral Election form within the applicable deadlines set forth below.  A Salary Deferral Election shall apply only with respect to the Plan Year, or portion thereof, specified in the Salary Deferral Election form, and, except as provided in Section 3.4 hereof, shall be irrevocable after the applicable deadline for making a Salary Deferral Election for such Plan Year.

(a)                    In General.  To be effective, a Salary Deferral Election form must be received by the Administrative Committee within the period established by the Administrative Committee for a given Plan Year; provided that such period ends on or before December 31st of the calendar year prior to the Plan Year for which the Salary Deferral Election is to be effective.  If the Administrative Committee fails to receive a Salary Deferral Election form from a Participant during the period established by the Administrative Committee for such Plan Year, the Participant shall be deemed to have elected not to make a Salary Deferral Election for that Plan Year. Notwithstanding the foregoing, if a Participant is frozen on or before the date a Salary Deferral Election becomes irrevocable for the applicable Plan Year, such Participant shall be deemed to have elected not to make a Salary Deferral Election for that Plan Year.

(b)                    Election for First Year as Participant.  Notwithstanding the provisions of Section 3.1(a), and unless otherwise determined by the Administrative Committee, in the Plan Year in which a Participant first becomes eligible to participate in the Plan, the Participant may make a Salary Deferral Election with respect to as much as fifty percent (50%) of such Participant’s Salary Compensation beginning with the payroll period next following the receipt by the Administrative Committee of the Participant’s Salary Deferral Election form; provided that such Salary Deferral Election form is received by the Administrative Committee prior to the 31st day following the Participant’s Eligibility Date. If the Administrative Committee does not receive such Participant’s Salary Deferral Election prior to the 31st day following the Participant’s Eligibility Date, the Participant shall be deemed to have elected not to make a Salary Deferral Election for such Plan Year. Salary Deferral Elections by such a Participant for succeeding Plan Years shall otherwise be made in accordance with the provisions of Section 3.1(a).

3.2            Bonus Deferral Election.  For Bonuses awarded for Fiscal Years commencing on or after June 30, 2013, a Participant may elect to defer what percentage, if any, of his Bonus otherwise payable to the Participant by the Company for a Fiscal Year  (each such election,  a “Bonus Deferral Election”), which percentage shall be designated by the Participant pursuant to such form (which may be electronic) as approved by the Administrative Committee for this purpose (any such amount so deferred, a “Bonus Deferral”). To be eligible to make a Bonus Deferral Election for a given Fiscal Year, a Participant must be a participant in the Management Incentive Plan on the first day of the Fiscal Year to which such Bonus Deferral Election relates. To make a Bonus Deferral Election, a Participant must complete, execute and file with the Administrative Committee a Bonus Deferral Election form within the applicable deadlines set forth below.  A Bonus Deferral Election shall apply only with respect to the Fiscal Year specified in the Bonus Deferral Election form, and except as provided in Section 3.4 hereof, shall be irrevocable after the applicable deadline for making a Bonus Deferral Election for such Fiscal Year.

(a)                    In General.  To be effective, a Participant’s Bonus Deferral Election form must be received by the Administrative Committee within the period established by the Administrative Committee for a given Fiscal Year, provided that such period ends no later than the following times: (i) with respect to the portion of the Bonus, if any, that qualifies as Performance Based Compensation (as applied on a Participant-by-Participant basis), the date that is six (6) months before the end of the Fiscal Year with respect to which such Bonus is payable; or
(ii) with respect to the portion of the Bonus,  if any, that does not qualify as Performance Based Compensation, the last day of the Fiscal Year immediately preceding the Fiscal Year with respect to which such Bonus is payable.  If the Administrative Committee does not receive a Participant’s Bonus Deferral Election form within the period established for such purpose by the Administrative Committee for such Fiscal Year, the Participant shall be deemed to have elected not to make a Bonus Deferral Election with respect to all or a portion of such Bonus for that Fiscal Year.

(b)                    Performance Based Compensation.  If Bonus Deferral Elections are made during the period described in Section 3.2(a)(i), only that portion of the Bonus that the Administrative Committee determines is Performance Based Compensation (on a participant by participant basis) shall be eligible for deferral under this Plan.

3.3            Additional Rules and Procedures.  The Administrative Committee shall have the discretion to adopt such additional rules and procedures applicable to Salary Deferral Elections and/or Bonus Deferral Elections that the Administrative Committee determines are necessary. By way of amplification and not limitation, the Administrative Committee may require a Participant to pay or provide for payment of cash to the Company, and/or take such other actions determined to be necessary where, as a result of a Participant’s Salary Deferral Election and/or Bonus Deferral Election, the compensation payable to a Participant currently is less than such Participant’s regular payroll withholding amounts and other obligations. In addition, the Administrative Committee may establish such rules and procedures applicable to those otherwise eligible employees who transfer to a U.S. Subsidiary from a Subsidiary with operations primarily in those foreign jurisdiction(s) set forth on Exhibit “B”, attached hereto. Notwithstanding the foregoing, only the Compensation Committee shall have the authority to limit the amount of Salary Compensation and/or Bonus deferred by a Participant under this Plan for any Plan Year (for Salary Deferral Elections) or Fiscal Year (for Bonus Deferral Elections).

3.4            Cancellation of Deferral Elections upon the Occurrence of an Unforeseeable Emergency.  Notwithstanding anything to the contrary contained herein, if a Participant requests a hardship withdrawal pursuant to Section 7.9, and the Administrative Committee determines that such Participant has suffered an Unforeseeable Emergency, the Participant may elect to cancel such Participant’s Deferral Elections in effect for such Plan Year or Fiscal Year. Such election shall be made in writing by the Participant in such form as the Administrative Committee determines from time to time. In addition, if a Participant receives a hardship distribution under the 401(k) Plan, all Deferral Elections in effect for the Plan Year or Fiscal Year, as the case may be, in which such hardship distribution is made shall be cancelled, and such Participant may not make additional Deferral Elections for at least six (6) months following the receipt of such hardship distribution. Any subsequent Deferral Elections shall be subject to the rules of Sections 3.1 or 3.2, as applicable.

ARTICLE IV

COMPANY CONTRIBUTIONS

4.1            Definitions.  The following definitions are used in this Article IV:

(a)                    401(k) Match. “401(k) Match” means the amount contributed as an “Employer Matching Contribution” to the Participant’s “Employer Matching Contribution Account” under the 401(k) Plan for the Plan Year.

(b)                    401(k) Nonelective Contribution. “401(k) Nonelective Contribution” means the amount contributed as an “Employer Nonelective Contribution” to the Participant’s “Employer Nonelective Contribution Account” under the 401(k) Plan for the Plan Year.

(c)                    401(k) Pension Transition Contribution. “401(k) Pension Transition Contribution” means the amount contributed as an “Employer Transition Contribution” to the Participant’s “Employer Transition Contribution Account” under the 401(k) Plan for the Plan Year.

(d)                    401(k) Plan Deferrals. “401(k) Plan Deferrals” means the amount contributed under the 401(k) Plan pursuant to a participant’s salary deferral agreement under the 401(k) Plan for a Plan Year, if any.

(e)                    “Combined Deferral Percentage” means, for each Plan Year, the lesser of (i) five percent (5%), or (ii) the percentage determined as follows:

(i)                                the sum of (A) the Deferrals credited to a Participant’s Account for the Plan Year, (B) the Participant’s 401(k) Plan Deferrals for the Plan Year,  and (C)  with respect to the Plan Year commencing on January 1, 2013, the “Deferrals” (as such term is defined in the EDCP) credited to the Participant account in the EDCP for such Plan Year, if any,  divided  by

(ii)                               the Participant’s Eligible Pay for the Plan Year.

(f)                    “Eligible Pay” means the following:

(i)                                With respect to any Plan Year commencing on or after January 1, 2013, the sum of the Participant’s

(A)	Salary Compensation for the applicable Plan Year; and

(B)                                            Bonus earned by the Participant with respect to services performed during the Fiscal Year ending in such Plan Year, without regard to whether or not such Bonus was deferred under this Plan or any other plan sponsored by Sysco or a Subsidiary.

(ii)                               Notwithstanding the foregoing, Eligible Pay shall be disregarded, as applicable, for periods of service during which the Participant was a Frozen Participant.

(g)                    “MIP Participation”  means a Participant’s “MIP Participation” (as defined in the SERP) under the SERP as of June 29, 2013, unless otherwise specified herein.

4.2            Company Match.  For each Plan Year commencing on or after January 1, 2013, the Company shall award to each Participant who is either (i) employed by the Company on the last day of the applicable Plan Year, or (ii) terminates employment with the Company during the applicable Plan Year by reason of death, Disability, or Retirement, a match (the “Company Match”)  equal to the excess, if any, of:

(i)                                  the product of (A) fifty percent (50%) of the Participant’s Combined Deferral Percentage for the Plan Year,  and (B) the Participant’s Eligible Pay for the Plan Year, over

(ii)                                  the sum of (A)  the Participant’s 401(k) Match for the Plan Year, and (B)  with respect to the Plan Year commencing on January 1, 2013, the “Company Match” (as such term is defined in the EDCP) credited to the Participant’s account in the EDCP, if any.

4.3            Nonelective Contribution.    For each Plan Year commencing on or after January 1, 2013, the Company shall award each Participant who is employed by the Company at any time during the applicable Plan Year with a contribution (the “Nonelective Contribution”) equal to the excess, if any, of:

(i)	three percent (3%) of the Participant’s Eligible Pay for the Plan Year, over

(ii)	the Participant’s 401(k) Nonelective Contribution for the Plan Year.

4.4            Pension Transition Contribution.

(a)                    Subject to Section 4.4(c), for each Plan Year during the period commencing on January 1, 2013 and ending December 31, 2022, the Company shall award each eligible Participant (as determined under Section 4.4(b)) who is either (i)  employed by the Company on the last day of the applicable Plan Year, or (ii) terminates employment with the Company during the applicable Plan Year by reason of death, Disability, or Retirement, with a contribution (the “Pension Transition Contribution”) equal to the excess, if any, of:

(i)	three percent (3%) of the Participant’s Eligible Pay for the Plan Year, over

(ii)	the Participant’s 401(k) Pension Transition Contribution for the Plan Year.

(b)                      A Participant shall be eligible to receive a Pension Transition Contribution pursuant to this Section 3.5 if as of December 31, 2012, the Participant was (i)  accruing benefits under the Pension Plan, and (ii) at least age fifty (50) with fifteen (15) or more years of Sysco Service.

(c)                    Notwithstanding the foregoing, if an otherwise eligible Participant terminates employment with the Company and is subsequently re-employed by the Company, such Participant shall not be eligible to receive a Pension Transition Contribution for any Plan Year (or portion thereof) following such Participant’s re-employment.

4.5            SERP Transition Contribution.

(a)                    Subject to Section 4.5(d), for each Plan Year during the applicable SERP Transition Period (as defined in Section 4.5(c)), the Company shall award an eligible Participant (as determined under Section 4.5(b)) who is either (i) employed by the Company on the last day of the applicable Plan Year, or (ii) terminates employment with the Company during the applicable Plan Year by reason of death, Disability, or Retirement, with a contribution (the “SERP Transition Contribution”) equal to the product of (i) the Participant’s Eligible Pay for the Plan Year; and (ii) the SERP Transition Contribution Percentage determined, as of June 29, 2013, as follows:

Years of MIP Participation	Age plus Years of MIP Participation	Years of Sysco Service	SERP Transition Contribution Percentage
	≥ 70		0.0%
> 10	≥ 60 but < 70	> 20	2.5%
≤ 10	≥ 60 but < 70	> 20	5.0%
> 10	< 60	> 20	5.0%
> 10	≥ 60 but < 70	≤ 20	7.5%
≤ 10	< 60	> 20	7.5%
Any	< 60	≤ 20	10.0%
≤ 10	≥ 60 but < 70	≤ 20	10.0%

(b)                    A  Participant shall be eligible to receive a SERP Transition Contribution if the Participant was an “Active Participant” (as such term is defined in the SERP) under the SERP as of June 29, 2013.

(c)                    A Participant’s SERP transition period shall be the period commencing January 1, 2013 and ending on earlier of (i) December 31, 2022, or (ii) December 31 of the first Plan Year in which the Participant would satisfy one of the following conditions (the “SERP Transition Period”), based on an assumption of continued MIP Participation and Sysco Service (excluding pre-acquisition service):

(A)	the Plan Year in which the Participant is at least age 65 and has at least 10 years of Sysco Service (excluding pre-acquisition service);

(B)	the Plan Year in which the Participant is at least age 62 and has (x) at least 15 years of MIP Participation, and (y) at least 25 years of Sysco Service (excluding pre-acquisition service); or

(C)

the Plan Year in which the Participant (x) is at least age 55, (y) has  at least 15 years of MIP Participation, and (z) the Participant’s full years of age plus full years of MIP Participation is at least 80.

 (d)                      Notwithstanding the foregoing, if an otherwise eligible Participant terminates employment with the Company and is subsequently re-employed by the Company, such Participant shall not be eligible to receive a SERP Transition Contribution for any Plan Year (or portion thereof) following such Participant’s re-employment.

4.6            MIPRP Transition Contribution.

(a)                    Subject to Section 4.6(c), for each Plan Year during the period commencing on January 1, 2013 and ending on December 31, 2017, the Company shall award each eligible Participant (as determined under Section 4.6(b)) who is either (i) employed by the Company on the last day of the applicable Plan Year, or
(ii) terminates employment with the Company during the applicable Plan Year by reason of death, Disability, or Retirement, a contribution (the “MIPRP Transition Contribution”) equal to five percent (5%) of the Participant’s Eligible Pay for the Plan Year.

(b)                    A Participant shall be eligible to receive a MIPRP Transition Contribution if the Participant was an “Active Participant” (as such term is defined in the MIPRP) under the MIPRP as of December 31, 2012.

(c)                    Notwithstanding the foregoing, if an otherwise eligible Participant terminates employment with the Company and is subsequently re-employed by the Company, such Participant shall not be eligible to receive a MIPRP Transition Contribution for any Plan Year (or portion thereof) following such Participant’s re-employment.

4.7            Discretionary Company Contributions.  Notwithstanding anything to the contrary contained herein, the Company, may, pursuant to a written agreement approved by the Compensation Committee, cause the Company to credit additional contributions to a Participant’s Account. Any discretionary Company contributions made pursuant to this Section 4.7 shall be credited to a Participant’s Termination/Retirement Account and shall be paid at the earliest to occur of a Participant’s death, Disability, Retirement or Termination. The written agreement shall expressly provide the vesting schedule for such discretionary contributions.

ARTICLE V

ACCOUNT

5.1            Establishing a Participant’s Account.  The Administrative Committee shall establish and maintain an Account for each Participant in a Deferred Compensation Ledger.  Each Account shall reflect the entire interest of the Participant in the Plan.

5.2            Credit of the Participant’s Deferrals.  The Participant’s Account shall be credited with Deferrals, on the same day  on which cash compensation would otherwise have been paid to a Participant, with a dollar amount equal to the total amount by which the Participant’s cash compensation was reduced in accordance with the Participant’s Deferral Election.

5.3            Credit of the Company Contributions.    The Administrative Committee shall determine the amount of the Company Contributions for each Participant as soon as administratively practicable after the end of the applicable Plan Year, and shall credit these amounts to the Participant’s Termination/Retirement Account as of January 31st of the calendar year following the Plan Year to which such Company Contributions relate.

5.4            Deemed Investment of Deferrals and Company Contributions.  The credit balance of the Deferrals and Company Contributions in the Participant’s Account shall be deemed invested and reinvested from time to time in such Investments as shall be designated by the Participant in accordance with this Section 5.4;  provided, however, the designation of investment provisions set forth in this Section 5.4 shall not be available for Company Contributions (or, if applicable, any portion thereof) until the January 1st following the date the Company Contribution vests (or, if applicable, any portion thereof)  pursuant to Section  6.2 or  6.3.  Until such time, Company Contributions shall be deemed to be invested in the Default Investment, and, after such time, shall continue to be deemed invested in the Default Investment until such time as the Participant changes his Investments with respect to such Company Contributions pursuant to this Section 5.4.

(a)                    Upon commencement of participation in the Plan, each Participant shall make a designation of the Investments in which the Deferrals in such Participant’s Account will be deemed invested.  The Investments designated by a Participant shall be deemed to have been purchased on the date on which the Deferrals are credited to the Participant’s Account, or if such day is not a Business Day, on the first Business Day following such date.  The Investments designated with respect to Company Contributions shall be deemed to have been purchased on the date on which the Participant affirmatively designates the Investments in which the Company Contributions will be deemed invested or if such day is not a Business Day, on the first Business Day following such date.  If a Participant has not made a designation of Investments in which such Participant’s Deferrals and Company Contributions will be deemed invested, the credit balance of the Deferrals and Company Contributions in the Participant’s Account shall be deemed to be invested in the Default Investment.

(b)                    At such times and under such procedures as the Administrative Committee shall designate, and subject to the first sentence of Section 5.4,  each Participant shall have the right to (i) change the existing Investments in which the Deferrals and Company Contributions in such Participant’s Account are deemed invested by treating a portion of such Investments as having been sold and the new Investments purchased (i.e., an Investment transfer), and (ii) change the Investments which are deemed purchased with future Deferrals and Company Contributions credited to the Participant’s Account.

(c)                    In the case of any deemed purchase of an Investment, the Participant’s Account shall be decreased by a dollar amount equal to the number of units of such Investment treated as purchased multiplied by the per unit net asset value of such Investment as of such date or, if such date is not a Business Day, on the first Business Day following such date, and shall be increased by the number of units of such Investment treated as purchased.  In the case of any deemed sale of an Investment, the Participant’s Account shall be decreased by the number of units of such Investment treated as sold, and shall be increased by a dollar amount equal to the number of units of such Investment treated as sold multiplied by the net asset value of such Investment as of such date or, if such date is not a Business Day, on the first Business Day following such date.

(d)                    In no event shall the Company be under any obligation, as a result of any designation of Investments made by Participants, to acquire any Investment assets, it being intended that the designation of any Investment shall only affect the determination of the amounts ultimately paid to a Participant.

(e)                    In determining the amounts of all debits and credits to the Participant’s Account, the Administrative Committee shall exercise its reasonable best judgment, and all such determinations (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.  If an error is discovered in the Participant’s Account, the Administrative Committee, in its sole and absolute discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

(f)                    Earnings will be credited on the portion of the Participant’s Account attributable to Deferrals and Company Contributions invested (or deemed invested) by a Participant in the Default Investment at the per annum investment return of Moody’s.

5.5            Procedure to Credit Earnings Upon Death of a Participant.  Upon the death of the Participant, the deemed Investments,  other than amounts invested in the Default Investment, shall be treated as sold and the Participant’s Account credited with a dollar value in accordance with Section 5.4(c) and invested in the Default Investment.  The Participant’s Account shall continue to be deemed invested in the Default Investment until the final distribution has been made to the Participant’s Beneficiary.

ARTICLE VI

VESTING

6.1            Deferrals.  The amount credited to a Participant’s Account attributable to Deferrals, adjusted for deemed Investment earnings and losses pursuant to Section 5.4, shall be 100% vested at all times, except that deemed Investment earnings attributable to Deferrals shall be subject to forfeiture under Sections 7.7 and 7.8, and any applicable reduction caused by the restriction set forth in Section 7.11.

6.2            Company Match.

(a)                    Each Company Match, adjusted for deemed Investment earnings and losses pursuant to Section 5.4, shall vest in accordance with the following schedule:

Completed Years of Sysco Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3 years	25%
3 years but less than 4 years	50%
4 years but less than 5 years	75%
5 or more years	100%

(b)                    Notwithstanding the foregoing, each Company Match, adjusted for deemed Investment earnings and losses pursuant to Section 5.4, shall automatically vest on the earliest to occur of (i)  the Participant attaining age 65, (ii) the Participant’s death, (iii) the Participant’s Disability, or (iv) a Change of Control.

(c)                    Notwithstanding anything to the contrary contained herein, the Compensation Committee may, within its sole discretion, accelerate vesting under this Section 6.2 when it determines that specific situations warrant such action.

6.3            Nonelective Contribution,  Pension Transition Contribution, SERP Transition Contribution, and MIPRP Transition Contribution.  The amount credited to a Participant’s Account attributable to Nonelective Contributions,  Pension Transition Contributions, SERP Transition Contributions, and MIPRP Transition Contributions, adjusted for deemed Investment earnings and losses pursuant to Section 5.4, shall be 100% vested at all times.

6.4            Forfeiture of Vested Company Contributions.  Notwithstanding the vesting provisions set forth in this Article VI,  to the extent applicable, vested Company Contributions, adjusted for deemed Investment earnings attributable to Company Contributions,  shall be subject to forfeiture under Sections 7.7 and 7.8, and any applicable reduction caused by the restriction set forth in Section 7.11.

ARTICLE VII

DISTRIBUTIONS

7.1            Death.  Upon the death of a Participant, the Participant’s Beneficiary or Beneficiaries shall be paid the balance of the Participant’s Account pursuant to the distribution option selected by the Participant under Section 7.6(c).

Each Participant, upon making his initial deferral election, shall file with the Administrative Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant shall be made in the event of the Participant’s death prior to the complete distribution of the amount credited to his Account.  The designation shall be effective upon receipt by the Administrative Committee of a properly executed form approved by the Administrative Committee for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Administrative Committee. If there is no valid designation of Beneficiary on file with the Administrative Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or, in the case of an entity, otherwise ceased to exist, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate.  A Beneficiary who is an individual shall be deemed to have predeceased the Participant if the Beneficiary dies within thirty (30) days of the date of the Participant’s death. If any Beneficiary survives the Participant but dies or, in the case of an entity, otherwise ceases to exist before receiving all amounts due the Beneficiary from the Participant’s Account, the balance of the amount which would have been paid to that Beneficiary shall, unless the Participant’s designation provides otherwise, be distributed to the individual deceased Beneficiary’s estate or, in the case of an entity, to the Participant’s spouse, if the spouse survives the Participant, or otherwise to the Participant’s estate.  Any Beneficiary designation which designates any person or entity other than the Participant’s spouse must be consented to in writing by the Participant’s spouse in a form acceptable to the Administrative Committee in order to be effective.

7.2            Disability.  Upon the Disability of a Participant, the Participant shall be paid the balance of the Participant’s Account pursuant to the distribution option selected by the Participant under Section 7.6(c).

7.3            Retirement. Upon the Retirement of a Participant, the Participant shall be paid the balance of the Participant’s Account pursuant to the Distribution option selected by the Participant under Section 7.6(c).

7.4            Distributions Upon Termination.  Upon a Participant’s Termination, the Participant shall be paid the vested portion of the Participant’s Account pursuant to the Lump Sum Distribution Option.  Any amounts not vested at the date of the Participant’s Termination shall be forfeited as of the date of Termination,  or the date such amounts are credited to the Participant’s Account, if later.

7.5            In-Service Distributions.  Each In-Service Distribution shall be paid in a lump sum on the In-Service Distribution Date, or as soon as administratively practicable thereafter. Notwithstanding a Participant’s election to receive an In-Service Distribution of some or all of the Participant’s Account, if the Participant’s Retirement, Disability, death or Termination, as applicable, occurs prior to any In-Service Distribution Date(s), the Participant’s remaining In-Service Account balance(s) (after making any In-Service Distributions with respect to In-Service Distribution Date(s) occurring prior to such Participant’s Retirement, death, Disability or Termination but not otherwise paid) shall be distributed pursuant to the Plan’s provisions regarding distributions upon Retirement, Disability, death or Termination, as applicable.

7.6            Distribution Elections.  Each Participant shall have the right to elect, to revoke, or to change any prior election of the timing of payment or the form of distribution at the time and under the rules established by the Administrative Committee, which rules shall include and shall be limited by the provisions of this Section 7.6.

(a)	Initial Distribution Elections.

(i)                                Death/Disability/Retirement Distribution Elections. A Participant may elect different forms of distribution, as specified in Section 7.6(c), with respect to the distribution events described in Sections 7.1 (upon death), 7.2 (upon Disability) and 7.3 (upon Retirement) (a “Distribution Election”).  The initial

Distribution Election with respect to a particular distribution event shall be effective upon receipt, and shall become irrevocable at such time, if received by the Administrative Committee in proper form prior to or concurrent with the earlier to occur of (A) the time a Participant first makes an affirmative Deferral Election under this Plan,  or (B) the last day of the first applicable election period that applies to the Participant when the Participant first becomes eligible to make an affirmative Deferral Election under this Plan, if the Participant does not then make an affirmative Deferral Election.  If the Participant fails to make an effective Distribution Election within the deadline established in this Section 7.6(a)(i), the Participant shall be conclusively deemed to have elected to receive his Account pursuant to the Default Distribution Option. All elections of form of distribution, with respect to such distribution events, made after the deadline established in this Section 7.6(a)(i) must comply with the rules of Section 7.6(b).

(ii)                               In-Service Distribution Elections.  In connection with each Salary Deferral Election and/or Bonus Deferral Election made for a given Plan Year and/or Fiscal Year, a Participant may elect to receive such Deferrals,  or a specified whole percentage of such Deferrals,  in a lump sum distribution at an In-Service Distribution Date that is at least two  (2)  years after the end of the Plan Year in which such Salary Compensation or Bonus would otherwise have been paid (an “In-Service Distribution Election”). Except as otherwise required by the Administrative Committee, an In-Service Distribution Election may be made separately with respect to each Plan Year’s Salary Deferral and Fiscal Year’s Bonus Deferral, and In-Service Accounts shall be established accordingly. Any portion of a Deferral that is not credited to an In-Service Account shall be credited to the Participant’s Termination/Retirement Account, which credited amounts shall remain credited to the Participant’s Termination/Retirement Account until such amounts have been distributed to the Participant or the Participant’s Beneficiary and may not be later credited or reallocated to an In-Service Account.

(b)                    Subsequent Elections. Any election, revocation, or change of election of form of distribution with respect to distributions upon death, Disability and Retirement that a Participant makes after he first makes an affirmative Distribution Election under this Plan (or is deemed to make a Distribution Election under Section 7.6(a)(i)), or change of election of time of payment with respect to In-Service Distributions (each such election, revocation and change are referred to collectively herein as  a  “Subsequent Election”) shall be effective only if the requirements of this Section 7.6(b) are met. A Subsequent Election may be submitted to the Administrative Committee from time to time in the form determined by the Administrative Committee and shall be effective on the date that is twelve (12) months after the date on which such Subsequent Election is received by the Administrative Committee. If an event giving rise to a distribution occurs during the one-year period after a Subsequent Election is made, or if such Subsequent Election does not meet the requirements of this Section 7.6(b), distributions under this Plan shall be made pursuant to the Participant’s last effective election (or deemed election), revocation, or change with respect to the event giving rise to the distribution. With respect to payments upon Retirement or upon the occurrence of an In-Service Distribution Date, (i) the Subsequent Election must be received by the Administrative Committee in proper form at least one year prior to such Participant’s Retirement or the occurrence of an In-Service Distribution Date; and (ii) the first payment pursuant to such Subsequent Election may not be made within the five-year period commencing on the date such payment would have been made or commenced under the last effective election, revocation, or change made by the Participant.

(c)                    Distribution Options. The distribution options that may be selected by Participants pursuant to this Section 7.6 are as follows:

(i)                                Installment Distribution Option.  If a Participant selects the “Installment Distribution Option”, the Participant or the Participant’s Beneficiaries shall be distributed the amount of the Participant’s Account in annual installments for a period of up to twenty (20) years (as selected by the Participant). Amounts distributed pursuant to the Installment Distribution Option shall be treated as a single payment for purposes of the Subsequent Election rules set forth in Section 7.6(b).  Installment payments distributed pursuant to the Installment Distribution Option shall be distributed based on the declining balance of the Participant’s Account during the applicable payout period. The first installment payment shall commence as provided under Section 7.6(d), and subsequent installments shall be paid (and deducted from the Participant’s Account) on April 30th of each subsequent calendar year. The amount of the first installment payment shall be the amount of the Participant’s Account as of the date distributions commence under Section 7.6(d), multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of remaining installments, including the current installment, to be paid.  The amount of each subsequent installment payment shall be the amount of the Participant’s Account as of April 15th of the calendar year in which the installment distribution is being made multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of remaining installments, including the current installment, to be paid, with the final installment payment amount being the remaining balance of the Participant’s Account as of April 15th of the calendar year in which the final installment distribution is being made.

(ii)                               Lump Sum Distribution Option.  If the Participant selects the “Lump Sum Distribution Option”, the Participant or the Participant’s Beneficiaries shall be distributed a lump sum at the time provided under Section 7.6(d) equal to the amount of the Participant’s Account. Deferrals and Company Contributions credited to the Participant’s Account after such time, adjusted for deemed Investment earnings and losses pursuant to Section 5.4 through April 15th of the calendar year in which they are credited, shall be distributed on April 30th of the calendar year in which they are credited under Section 5.2 or 5.3.

(iii)                             Combination Lump Sum and Installment Distribution Option.  If the Participant selects the “Combination Lump Sum and Installment Distribution Option”, the Participant’s Account shall be distributed in part to the Participant or the Participant’s Beneficiaries in a lump sum of a specified dollar amount (as specified by the Participant), with the balance distributed in annual installments for a period of up to twenty (20) years (as selected by the Participant). Amounts distributed pursuant to the Combination Lump Sum and Installment Distribution Option shall be treated as a single payment for purposes of the Subsequent Election rules set forth in Section 7.6(b). If a Participant elects to have his Account distributed pursuant to this Section 7.6(c)(iii), the lump sum payment shall equal the lesser of (i) the amount specified by the Participant, or (ii) the amount of the Participant’s Account, and shall be distributed at the time provided under Section 7.6(d). Installment payments shall be distributed based on the declining balance of the Participant’s Account during the applicable installment payout period.  Installment payments shall commence (and be deducted from the Participant’s Account) on April 30th of the calendar year following the calendar year in which the lump sum is distributed pursuant to Section 7.6(d), and shall be paid (and deducted from the Participant’s Account) on April 30th of each subsequent year.  The amount of each installment payment shall be the amount of the Participant’s Account as of April 15th of the calendar year in which the installment distribution is being made multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of remaining installments, including the current installment, to be paid, with the final installment payment amount being the remainder of the Participant’s Account as of April 15th of the calendar year in which the final installment distribution is being made.

(iv)                               Default Distribution Option. If the Participant fails to make an affirmative Distribution Election under Section 7.6(a)(i), the Participant shall be conclusively deemed to have elected to receive the vested balance of such Participant’s Account pursuant to the Installment Distribution Option over a period of fifteen (15) years (the “Default Distribution Option”).

(d)                    Commencement of Distributions. Distributions pursuant to this Section 7.6 shall commence on the last day of the month as soon as administratively practicable after the event giving rise to the distribution, but not later than ninety (90) days after the event giving rise to the distribution; provided, however, that in the case of the death of the Participant, distributions shall not commence within the thirty (30) day period following the Participant’s death; provided further, that, in the case of a Participant who has made a Subsequent Election with respect to distributions upon Retirement or the occurrence of an In-Service Distribution Date, distributions upon Retirement or the occurrence of an In-Service Distribution Date shall not commence earlier than the time prescribed by Section 7.6(b); provided further, that distributions to a Specified Employee that result from such Participant’s Retirement or Termination shall not commence earlier than the date that is six (6) months after such Specified Employee’s Retirement or Termination from the Company if such earlier commencement would result in the imposition of tax under Section 409A. If distributions to a Participant are delayed because of the six-month distribution delay described in the immediately preceding sentence, such distributions shall commence on the last day of the month as soon as administratively practicable following the end of such six-month period, but not later than thirty (30) days after the end of such six-month period.

7.7            Forfeiture For Cause.

(a)                    Forfeiture on Account of Discharge. If the Administrative Committee finds, after full consideration of the facts presented on behalf of both Sysco (or as applicable, a Subsidiary) and a Participant, that the Participant was discharged by Sysco (or as applicable, a Subsidiary) for: (i) fraud, (ii) embezzlement, (iii) theft,

(iv) commission of a felony, (v) proven dishonesty in the course of his employment by Sysco (or as applicable, a Subsidiary) which damaged Sysco and/or any of its Subsidiaries, or (vi) disclosing trade secrets of Sysco and/or any of its Subsidiaries ((i) through (vi) individually and collectively referred to as  a  “Forfeiture Event”), the entire amount credited to the Participant’s Account as of the date of discharge,  exclusive of the lesser of (a) the credit balance of the Participant’s Account attributable to Deferrals of the Participant, without any adjustments for deemed Investment earnings and losses pursuant to Section 5.4, or (b) the credit balance of the Participant’s Account attributable to Deferrals, taking into account the adjustments for deemed Investment earnings and losses pursuant to Section 5.4, shall be forfeited even though it may have been previously vested under Article VI.

(b)                    Forfeiture after Commencement of Distributions. If the Administrative Committee finds, after full consideration of the facts presented on behalf of both Sysco (or as applicable, a Subsidiary) and the Participant, that a Participant who has begun receiving distributions under this Plan (other than In-Service Distributions) or has received all distributions such Participant is entitled to receive under this Plan engaged in a Forfeiture Event during his employment with Sysco (or as applicable, a Subsidiary) (even though the Participant was not discharged from Sysco or a Subsidiary for such a Forfeiture Event), the Participant and/or Participant’s Beneficiaries shall, to the extent determined by the Administrative Committee, in its sole discretion, (i) forfeit the entire amount credited to the Participant’s Account exclusive of the lesser of (A) the credit balance of the Participant’s Account attributable to Deferrals of the Participant, without any adjustments for deemed Investment earnings and losses pursuant to Section 5.4, or (B) the credit balance of the Participant’s Account attributable to Deferrals, taking into account the adjustments for deemed Investment earnings and losses pursuant to Section 5.4, and/or (ii) repay to the Company (at such times as determined by the Administrative Committee) amounts previously distributed to the Participant under this Plan exclusive of amounts attributable to Deferrals (without any adjustments for deemed Investment earnings and losses pursuant to Section 5.4) under this Plan, even though such amounts may have been previously vested under Article VI. For purposes of determining the portion of the Participant’s Account attributable to Deferrals, any distributions made to a Participant before the date of determination (including any In Service Distributions) shall be applied first to reduce the credit balance of the Participant’s Account attributable to Deferrals (exclusive of any associated Investment earnings).

(c)                    Administrative Committee Discretion.  The decision of the Administrative Committee as to the existence of a Forfeiture Event shall be final.  No decision of the Administrative Committee shall affect the finality of the discharge of the Participant by Sysco or a Subsidiary in any manner.

(d)                    Special Rule for Change of Control.  Notwithstanding the above, the forfeiture and/or repayment obligations created by Sections 7.7(a) and 7.7(b), respectively, shall not apply to a Participant who: (i) is discharged during the Fiscal Year in which a Change of Control occurs, or during the next three (3) succeeding Fiscal Years following the Fiscal Year in which a Change of Control occurs (the “Change of Control Period”) or (ii) during the Change of Control Period is determined by the Administrative Committee to have engaged in a Forfeiture Event, unless a court reviewing the Administrative Committee’s findings agrees with the Administrative Committee’s determination to apply the forfeiture.

7.8            Forfeiture for Competition.

(a)                    Participant hereby recognizes that the Company would not be providing the valuable benefits conferred by this Plan but for Participant’s willingness to provide certain post-employment covenants designed to protect Sysco and its Subsidiaries’ valuable confidential information, trade secrets and goodwill, including, without limitation, its valuable customer and supplier relationships.  By accepting the benefits provided by this Plan, Participant acknowledges that Participant is engaging in an arms-length transaction of parties with equal bargaining power, recognizing that Participant may refuse to accept the benefits provided by this Plan and accordingly refuse to provide the covenants contained in this Section 7.8 without any impact on Participant’s continued employment with Sysco (or, as applicable, any Subsidiary).

(b)                    To the extent determined by the Administrative Committee, in its sole discretion, Participant shall (i) forfeit the entire amount credited to the Participant’s Account exclusive of the lesser of (A) the credit balance of the Participant’s Account attributable to Deferrals of the Participant, without any adjustments for deemed Investment earnings and losses pursuant to Section 5.4, or (B) the credit balance of the Participant’s Account attributable to Deferrals, taking into account the adjustments for deemed Investment earnings and losses pursuant to Section 5.4, and/or (ii) repay to the Company (at such times as determined by the Administrative Committee) amounts previously distributed to the Participant under this Plan exclusive of amounts attributable to Deferrals (without any adjustments for deemed Investment earnings and losses pursuant to Section 5.4) under this Plan, if the Administrative Committee finds, after full consideration of the facts, that Participant, at any time within five (5) years from Participant’s last day of employment and without written consent of Sysco’s Chief Executive Officer or General Counsel,  directly or indirectly engages in any of the following acts: (1) provides services (regardless of whether as a director, officer, employee, consultant or independent contractor) that are substantially the same as provided to Sysco (or as applicable, any Subsidiary) to any business that competes with the business of  Sysco (or, if applicable, any Subsidiary if Participant worked for a Subsidiary as of Participant’s last day of employment) in any county where Sysco (or as applicable, any Subsidiary) that employed Participant sold product as of the date of this Plan, provided that Participant also worked in or had responsibility over such county or counties at any time during the last twenty-four (24) months of Participant’s employment with Sysco (or, as applicable, any Subsidiary); (2) solicits, entices or recruits for any business that competes with the business of Sysco (or, if applicable, any Subsidiary if Participant worked for a Subsidiary as of Participant’s last day of employment) any actual or prospective customer of Sysco (or as applicable, any Subsidiary) with whom Participant had contact at any time during Participant’s employment; (3) solicits, entices or recruits any employee of Sysco or any Subsidiary to leave such employment to join a competing business; or (4) discloses any trade secret or item of confidential information of Sysco and/or any Subsidiary to a competing business. For purposes of determining the portion of the Participant’s Account attributable to Deferrals, any distributions made to a Participant before the date of determination shall be applied first to reduce the credit balance of the Participant’s Account attributable to Deferrals (exclusive of  any associated Investment earnings).

(c)                    Notwithstanding the foregoing, the forfeiture or repayment obligations created by this Section 7.8 shall not apply to any Participant whose termination of employment from Sysco or a Subsidiary occurs during the Change of Control Period.

7.9            Hardship Withdrawals.  Any Participant may request a hardship withdrawal to satisfy an “Unforeseeable Emergency.”  No hardship withdrawal can exceed the lesser of (i) the amount of Deferrals credited to the Participant’s Account, or (ii) the amount reasonably necessary to satisfy the Unforeseeable Emergency.  Whether an Unforeseeable Emergency exists and the amount reasonably needed to satisfy such need shall be determined by the Administrative Committee based upon the evidence presented by the Participant and the rules established in this Section 7.9.  If a hardship withdrawal under this Section 7.9 is approved by the Administrative Committee, it shall be paid within ten (10) days of the Administrative Committee’s determination.  For purposes of this Plan, an “Unforeseeable Emergency” means either: (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or of a dependent (as defined in Section 152(a) of the Code) of the Participant, (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant, provided that in each case the circumstances qualify as an “unforeseeable emergency” for purposes of Section 409A.  The circumstances that constitute a hardship shall depend upon the facts of each case, but, in any case, amounts distributed with respect to an Unforeseeable Emergency shall not exceed the amount necessary to satisfy such need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such need is or may be relieved:  (a) through reimbursement or compensation by insurance or otherwise (other than compensation that would otherwise be available to the Participant from either a tax-qualified plan or another non-qualified deferred compensation plan (irrespective of whether such non-qualified deferred compensation plan is subject to Section 409A of the Code)), (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets will not itself cause severe financial hardship, or (c) additional compensation that may be available to such Participant by reason of a cancellation of deferrals under Section 3.4 of this Plan.  Foreseeable needs for funds, such as the need to send a Participant’s child to college or the desire to purchase a home, shall not be considered to be an Unforeseeable Emergency.

7.10            Payments Upon Income Inclusion Under Section 409A.  It is intended that the provisions of this Plan shall comply fully with the requirements of Section 409A. In the event that it is determined that some or all of the provisions of this Plan do not comply with the requirements of Section 409A and a Participant is required to include in income amounts otherwise deferred under this Plan as a result of non-compliance with Section 409A, the Participant shall be entitled, upon request, to receive a distribution from such Participant’s Account not to exceed the lesser of (i) the vested portion of the Participant’s Account, or (ii) the amount required to be included in income as a result of the failure of the Plan to comply with the requirements of Section 409A. Amounts distributable pursuant to this Section 7.10 shall be distributed as soon as administratively practicable but no later than ninety (90) days after the date of the determination that such provisions of the Plan do not comply with the requirements of Section 409A.

7.11            Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments.  If any payment or benefit received or to be received by a Participant in connection with a “change of control” (as defined in Section 280G of the Code and the Treasury Regulations thereunder) of Sysco would either (i) result in such payment or benefit not being deductible, whether in whole or in part, by Sysco or any Subsidiary, as a result of Section 280G of the Code, and/or (ii) result in the Participant being subject to the excise tax imposed under Section 4999 of the Code, then the benefits payable to the Participant under the Executive Retirement Plans shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code (and/or not subject to the excise tax imposed under Section 4999 of the Code) or the benefits payable under the Executive Retirement Plans that are treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) have been reduced to zero.  If a Participant is entitled to a benefit under more than one (1) of the Executive Retirement Plans, then the reduction shall be applied in the order determined by the Administrative Committee in its sole discretion.  In determining the amount of the reduction, if any, under this Plan: (a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan will be taken into account, (b) no portion of the Total Payments which tax counsel, selected by Sysco’s independent auditors and acceptable to the Participant and reasonably acceptable to Sysco (“Tax Counsel”), determines not to constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code will be taken into account (including, without limitation, amounts not treated as a “parachute payment” as a result of the application of Section 280G(d)(4)(A)), (c) no portion of the Total Payments which Tax Counsel, determines to be reasonable compensation for services rendered within the meaning of Section 280G(d)(4)(B) of the Code will be treated as an “excess parachute payment” in the manner provided by Section 280G(d)(4)(B), and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by Sysco’s independent auditors in accordance with Sections 280G(b)(3) and (4) of the Code. Notwithstanding anything herein or otherwise to the contrary, the Compensation Committee, may, within its sole discretion and pursuant to an agreement approved by the Compensation Committee, waive application of this Section 7.11, when it determines that specific situations warrant such action.

7.12            Responsibility for Distributions and Withholding of Taxes.  The Administrative Committee shall furnish information to Sysco concerning the amount and form of distribution to any Participant entitled to a distribution so that Sysco may make the distribution required. Sysco shall also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld.

ARTICLE VIII

ADMINISTRATION

8.1            Administrative Committee Appointment.  The Administrative Committee shall be appointed by the Compensation Committee.  Each Administrative Committee member shall serve until his or her resignation or removal. The Compensation Committee or its designee shall have the sole discretion to remove any one or more Administrative Committee members and to appoint one or more replacement or additional Administrative Committee members from time to time.

8.2            Administrative Committee Organization and Voting.  The organizational structure and voting responsibilities of the Administrative Committee shall be as set forth in the bylaws of the Administrative Committee.

8.3            Powers of the Administrative Committee.  Except as provided under Section 8.7 or unless otherwise reserved to the Compensation Committee (or, as applicable, Sysco’s Chief Executive Officer and/or Chief Operating Officer), the Administrative Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

(a)	to make rules and regulations for the administration of the Plan;

(b)                    to construe, interpret and apply all terms, provisions, conditions and limitations of the Plan;

(c)                    to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest;

(d)                    to designate the persons eligible to become Participants and to establish the maximum and minimum amounts that may be elected to be deferred;

(e)                    to determine all controversies relating to the administration of the Plan, including but not limited to:

(i)                                differences of opinion arising between the Company and a Participant in accordance with Section 8.7, except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference of opinion shall be decided by judicial action; and

(ii)                              any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefits of all parties at interest;

(f)                    to delegate by written notice any plan administration duties of the Administrative Committee to such individual members of the Administrative Committee, individual employees of the Company, or groups of employees of the Company, as the Administrative Committee determines to be necessary or advisable to properly administer the Plan; and

(g)                    to designate the investment options treated as Investments for purposes of this Plan.

8.4            Committee Discretion.  The Administrative Committee (or, as applicable, the Compensation Committee, Sysco’s Chief Executive Officer and/or Chief Operating Officer), in exercising any power or authority granted under this Plan, or in making any determination under this Plan, shall perform or refrain from performing those acts pursuant to such authority using its sole discretion and judgment.  By way of amplification and without limiting the foregoing, the Company specifically intends that the Administrative Committee (or, as applicable, the

Compensation Committee, Sysco’s Chief Executive Officer and/or Chief Operating Officer) have the greatest possible discretionary authority to construe, interpret and apply the terms of the Plan and to determine all questions concerning eligibility, participation and benefits.  Any decision made by the Administrative Committee (or, as applicable, the Compensation Committee, Sysco’s Chief Executive Officer and/or Chief Operating Officer) or any refraining to act or any act taken by the Administrative Committee (or, as applicable, the Compensation Committee, Sysco’s Chief Executive Officer and/or Chief Operating Officer) in good faith shall be final and binding on all parties.  The Administrative Committee’s (or, as applicable, the Compensation Committee’s, Sysco’s Chief Executive Officer’s and/or Chief Operating Officer’s) decisions shall never be subject to de novo review.  Notwithstanding the foregoing, the Administrative Committee’s (or, as applicable, the Compensation Committee’s, Sysco’s Chief Executive Officer’s and/or Chief Operating Officer’s) decisions, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Fiscal Year in which a Change of Control occurs and during the next three (3) succeeding Fiscal Years.

8.5            Reimbursement of Expenses.  The Administrative Committee shall serve without compensation for its services but shall be reimbursed by Sysco for all expenses properly and actually incurred in the performance of its duties under the Plan.

8.6            Indemnification.  To the extent permitted by law, members of the Board of Directors, members of the Compensation Committee, members of the Administrative Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.

8.7            Claims Procedure.  Any person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (referred to hereinafter as a “Claimant”) must file a written request for such benefit with the Administrative Committee; provided, however, that any claim involving entitlement to, the amount of or the method of or timing of payment of a benefit affected by a Change of Control shall be governed by Section 8.3(e)(i).  Such written request must set forth the Claimant’s claim and must be addressed to the Administrative Committee at Sysco’s principal office.

(a)                    Initial Claims Decision.  The Administrative Committee shall generally provide written notice to the Claimant of its decision within ninety (90) days (or forty-five (45) days for a Disability-based claim) after the claim is filed with the Administrative Committee; provided, however, that the Administrative Committee may have up to an additional ninety (90) days (or up to two (2) thirty (30)  day periods for a Disability-based claim), to decide the claim, if the Administrative Committee determines that special circumstances require an extension of time to decide the claim, and the Administrative Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.

(b)                    Appeals.  A Claimant may appeal the Administrative Committee’s decision by submitting a written request for review to the Administrative Committee within sixty (60) days (or one hundred eighty (180)  days for a Disability-based claim) after the earlier of receiving the denial notice or after expiration of the initial review period.  Such written request must be addressed to the Administrative Committee at Sysco’s principal office.  In connection with such request, the Claimant (and his or her authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Administrative Committee.  If the Claimant’s request for review is not received within the earlier of sixty (60) days (or one hundred eighty (180) days for a Disability-based claim) after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the Administrative Committee’s determination.

(c)                    Decision Following Appeal.  The Administrative Committee shall generally make its decision on the Claimant’s appeal in writing within sixty (60) days (or forty-five (45) days for a Disability-based claim) following its receipt of the Claimant’s request for appeal; provided, however, that the Administrative Committee may have up to an additional sixty (60) days (or forty-five (45) days for a Disability-based claim) to decide the claim, if the Administrative Committee determines that special circumstances require an extension of time to decide the claim and the Administrative Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.  The Administrative Committee shall notify the Claimant of its decision on the Claimant’s appeal in writing, regardless of whether the decision is adverse.

(d)                    Decisions Final; Procedures Mandatory.  A decision on appeal by the Administrative Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 8.7 shall be a mandatory precondition to commencement of any court proceeding brought in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person.  The Administrative Committee may, in its sole discretion, waive the procedures described in this Section 8.7 as a mandatory precondition to such an action.

8.8            Delegation of Authority by the Compensation Committee.  The Compensation Committee hereby expressly delegates to the Chief Executive Officer and/or Chief Operating Officer of Sysco the Compensation Committee’s discretionary authority with respect to the following: (i) designating employees as participants in the Plan (subject to the limitations set forth in the second sentence of Section 2.1); (ii) establishing additional eligibility requirements for participation in the Plan; and (iii) excluding an otherwise eligible employee from participating in the Plan; provided, however,  that the Chief Executive Officer’s and/or Chief Operating Officer’s discretionary authority under this Plan shall not apply to the extent such decision is with respect to an Executive Officer.

8.9           Compensation Committee Decisions.  Notwithstanding anything in the Plan to the contrary, any determination made with respect to the benefits or rights of an Executive Officer under this Plan shall not be made by the Administrative Committee (or, as applicable, Sysco’s Chief Executive Officer and/or Chief Operating Officer) but shall instead be made by the Compensation Committee, and each provision of the Plan otherwise governing such a determination shall be interpreted and construed to substitute the Compensation Committee for the Administrative Committee (or, as applicable, Sysco’s Chief Executive Officer and/or Chief Operating Officer) in such provision.

ARTICLE IX

ADOPTION BY SUBSIDIARIES

9.1            Procedure for and Status After Adoption.  Any Subsidiary (other than a Subsidiary with operations primarily in Canada or such other foreign jurisdiction determined by the Administrative Committee and set forth on Exhibit B, attached hereto) may, with the approval of the Administrative Committee, adopt this Plan by appropriate action of its board of directors.  The terms of this Plan shall apply separately to each Subsidiary adopting this Plan and its Participants in the same manner as is expressly provided for by Sysco and its Participants except that the powers of the Board of Directors, the Compensation Committee, the Administrative Committee and the Chief Executive Officer and/or Chief Operating Officer under the Plan shall be exercised by the Board of Directors of Sysco, the Compensation Committee of the Board of Directors of Sysco, the Administrative Committee of Sysco or the Chief Executive Officer and/or Chief Operating Officer of Sysco, as applicable.  Sysco and each Subsidiary adopting this Plan shall bear the cost of providing plan benefits for its own Participants.  It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.

9.2            Termination of Participation By Adopting Subsidiary.  Any Subsidiary adopting this Plan may, by appropriate action of its board of directors, terminate its participation in this Plan.  The Administrative Committee may, in its discretion, also terminate a Subsidiary’s participation in this Plan at any time.  The termination of the participation in this Plan by any Subsidiary shall not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to (i) amounts previously standing to his credit in his Account in the Deferred Compensation Ledger, (ii) any Deferrals not yet credited to the Participant’s Account prior to the termination of the Subsidiary’s participation in this Plan, and (iii) any Company Contributions not yet credited to the Participant’s Account attributable to the portion of the Plan Year prior to the termination of the Subsidiary’s participation in this Plan, including, without limitation, all of the Participant’s rights pursuant to Section 5.4 with respect to amounts deferred by him and contributed by the Company and credited to his Account, prior to the distribution of those funds to the Participant, without his consent.

ARTICLE X

AMENDMENT AND/OR TERMINATION

10.1            Amendment or Termination of the Plan.  The Compensation Committee may amend or terminate this Plan at any time by an instrument in writing without the consent of any adopting Subsidiary.

10.2            No Retroactive Effect on Awarded Benefits.  Absent a Participant’s prior consent, no amendment shall:

(a)	affect the amounts then standing to his credit in his Account;

(b)                    affect the determination of any Company Contributions not yet credited to the Participant’s Account that are attributable to the portion of the Plan Year or Fiscal Year, as applicable, prior to the effective date of such amendment; or

(c)                      change a Participant’s rights under any provision relating to a Change of Control after a Change of Control has occurred.

However, the Compensation Committee shall retain the right at any time to change in any manner the method of calculating Investment earnings and losses effective from and after the date of the amendment on the Participant’s Deferrals or Company Contributions if the amendment has been announced to the Participants.

10.3            Effect of Termination.  Upon termination of the Plan, the following provisions of this Section 10.3 shall apply:

(a)                    No additional amounts shall be credited to any Participant’s Account, to the extent such amounts relate to salaries or bonuses earned on or after the effective date of the Plan’s termination.

(b)                    The Compensation Committee may, in its sole discretion, authorize distributions of the vested balance of the Participants’ Accounts in the Deferred Compensation Ledger to Participants as a result of the Plan’s termination; provided that:

(i)                                All deferred compensation arrangements sponsored by the Company that would be aggregated with this Plan under Section 1.409A-1(c) of the Treasury Regulations, if the Participant participated in such arrangements are terminated;

(ii)                               No distributions other than distributions that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan;

(iii)                             All distributions of amounts deferred under the Plan and any other vested amounts are paid within twenty-four (24) months of the termination of the Plan; and

(iv)                              The Company does not adopt a new deferred compensation arrangement at any time within three (3) years following the date of termination of the Plan that would be aggregated with this Plan under Section 1.409A-1(c) of the Treasury Regulations if the Participant participated in this Plan and is participating in the new arrangement.

(c)                    Except as otherwise provided in Sections 10.3(a) and (b), on and after the effective date of the Plan’s termination, (i) the Plan shall continue to be administered as it was prior to the Plan’s termination until all Participant Account balances have been distributed pursuant to the terms of the Plan; (ii) a Participant shall continue to be entitled to a distribution of his Account only if he meets the distribution requirements set forth in Article VII hereof; (iii) the forfeiture provisions of Sections 7.7 and 7.8, and the restrictions set out in Section 7.11 shall continue to apply; and (iv) no Participant shall be entitled to a distribution of the Participant’s Account solely as a result of the Plan’s termination in accordance with the terms of this Article X.

ARTICLE XI

FUNDING

11.1         Payments Under This Plan are the Obligation of the Company.  The Company last employing a Participant shall pay the benefits due the Participant under this Plan; however, should it fail to do so when a benefit is due, then the benefit shall be paid by the Trust.  In any event, if the Trust fails to pay the benefit for any reason, the Company shall remain liable for the payment of all benefits provided by this Plan.

11.2         Plan May Be Funded Through the Trust.  It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under this Plan, and that the Company may, but is not required to contribute any policy or policies it may purchase and any amounts or other assets it finds desirable to the Trust.  However, under all circumstances, the Participants shall have no rights to any of those policies or any other assets contributed to the Trust; and, likewise, under all circumstances, the rights of the Participants to the assets held in the Trust shall be no greater than the rights expressed in this Plan and the Trust Agreement.  Nothing contained in the Trust Agreement shall constitute a guarantee by the Company that assets of the Company transferred to the Trust shall be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.  The Trust Agreement must specify that Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

            11.3            Reversion of Excess Assets.   Sysco may, at any time, request the record keeper for the Plan to determine the present Account balances, assuming the Account balances to be fully vested and taking into account credits and debits arising from deemed Investment earnings and losses credited pursuant to Article V, as of the month end coincident with or next preceding the request, of all Participants and Beneficiaries of deceased Participants for which the Company is or will be obligated to make payments under this Plan and the EDCP.  For periods prior to a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the combined total of the Account balances of all Participants and Beneficiaries under this Plan and the EDCP, Sysco may direct the Trustee to return to Sysco the assets which are in excess of the combined Account balances under this Plan and the EDCP.  For periods following a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the combined Account balances of all Participants and Beneficiaries under this Plan and the EDCP by 10%, Sysco may direct the Trustee to return to Sysco the assets which are in excess of 110% of the combined Account balances under this Plan and the EDCP.  If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control shall be subtracted from the fair market value of the assets held in the Trust as of the determination date but before the determination is made.

            11.4            Participants Must Rely Only on General Credit of the Company.  The Company and the Participants recognize that this Plan is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under this Plan.

ARTICLE XII

MISCELLANEOUS

12.1            Limitation of Rights.  Nothing in this Plan shall be construed:

(a)                    to give any employee of the Company any right to be designated a Participant in the Plan;

(b)                    to give a Participant any rights with respect to the compensation deferred, any Company Contributions,  or any deemed Investment earnings and losses credited to the Participant’s Account in the Deferred Compensation Ledger except in accordance with the terms of this Plan;

(c)                    to limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time;

(d)                    to evidence any agreement or understanding, expressed or implied, that the Company shall employ a Participant in any particular position or for any particular remuneration; or

(e)                    to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

12.2            Distributions to Incompetents or Minors.  Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Administrative Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Administrative Committee determines in its sole discretion.

12.3            Non-alienation of Benefits.  No right or benefit provided in this Plan shall be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan.  No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void.  No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit shall, in the discretion of the Administrative Committee, cease.  In that event, the Administrative Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Administrative Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

12.4            Reliance Upon Information.  No member of any of the Administrative Committee, the Compensation Committee or Sysco’s Chief Executive Officer and/or Chief Operating Officer shall be liable for any decision or action taken (or not taken) in good faith in connection with the administration of this Plan.  Without limiting the generality of the foregoing, any decision or action taken (or not taken) by the Administrative Committee, the Compensation Committee or Sysco’s Chief Executive Officer and/or Chief Operating Officer when it relies upon information supplied to it/he by any officer of the Company, the Company’s legal counsel, the Company’s independent accountants or other advisors in connection with the administration of this Plan shall be deemed to have been taken in good faith.

12.5            Severability.  If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.6            Notice.  Any notice or filing required or permitted to be given to the Administrative Committee or a Participant shall be sufficient if submitted in writing and hand-delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant.  Notice shall be deemed to be given as of the date of hand-delivery or if delivery is by mail, as of the date shown on the postmark.

12.7            Gender and Number.  If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

12.8            Governing Law and Exclusive Jurisdiction.  The Plan shall be governed by the laws of the State of Delaware, except to the extent such laws are preempted by federal law.  Participant and the Company agree that the sole and exclusive jurisdiction for any dispute under this Plan shall lie in the U.S. District Court for the Southern District of Texas and the parties hereby waive any jurisdictional or venue-related defense to litigating at this forum.

12.9            Effective Date.  This Plan will be operative and effective on November  13, 2012.

12.10         Compliance with Section 409A                  .  The Plan (i) is intended to comply with, (ii) shall be interpreted and its provisions shall be applied in a manner that is consistent with, and (iii) shall have any ambiguities therein interpreted, to the extent possible, in a manner that complies with Section 409A.

IN WITNESS WHEREOF, the Company has executed this document as of November 13, 2012.

SYSCO CORPORATION

By:            /s/ Russell T. Libby

Name:            Russell T. Libby

Title:            Senior Vice President, General Counsel

            and Corporate Secretary

EXHIBIT “A”

SYSCO CORPORATION

MANAGEMENT SAVINGS PLAN

INVESTMENT OPTIONS

            The following are the “Investments” that are available under the Sysco Corporation Management Savings Plan:

Option	Sub-Advisor/Manager
Equity Income Trust	T. Rowe Price Associates, Inc.
500 Index B Trust	MFC Global Investment Management USA Ltd.
Mid-Value Trust	T. Rowe Price Associates, Inc.
JHT International Value	Templeton Global Advisors Limited
Small Cap Value Trust	Wellington Management Company LLC
Brandes International Equity Fund	Brandes Investment Partners, LP
Frontier Capital Appreciation	Frontier Capital Management, LLC
Bond Index B Trust	Declaration Management & Research LLC
Moody’s	N/A

Default Investment

       Moody’s

EXHIBIT “B”

SYSCO CORPORATION

MANAGEMENT SAVINGS PLAN

FOREIGN JURISDICTIONS

Canada

Republic of Ireland